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                                                                   Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of CalEnergy Company, Inc. (the "Company") and CalEnergy Capital Trust II on Form S-3 of our report dated March 10, 1995 on our audit of the consolidated financial statements of Magma Power Company and subsidiaries for the year ended December 31, 1994 which report is included in the Company's Form 10-K for the year ended December 31, 1996. We also consent to the reference to our Firm under the caption "Experts".


                                          COOPERS & LYBRAND L.L.P.


San Diego, California
July 24, 1997